Exhibit 99.2

Financial Statements with

Independent Auditors’ Report

BACKBONE ENTERPRISES, INC.

As of December 31, 2018 and for the Year Then Ended

BACKBONE ENTERPRISES, INC.

Table of Contents

Independent Auditors’ Report

Financial Statements:

Balance Sheet – December 31, 2018                                                            4

Statement of Income – Year Ended December 31, 2018                                             5

Statement of Stockholders’ Equity – Year Ended December 31, 2018                                  6

Statement of Cash Flows – Year Ended December 31, 2018                                          7

Notes to Financial Statements – December 31, 2018                                                8

Independent Auditors’ Report

To the Stockholders

Backbone Enterprises, Inc.

We have audited the accompanying balance sheet of Backbone Enterprises, Inc. (the “Company”) as of December 31, 2018, and the related statements of income, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Backbone Enterprises, Inc. as of December 31, 2018, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matters

As described in Note 7 to the financial statements, the Company’s outstanding stock was acquired by CynergisTek, Inc., a publicly-traded company.  Our opinion is not modified with respect to this matter.

 HASKELL & WHITE LLP

Irvine, California

January 14, 2020

BACKBONE ENTERPRISES, INC.

BALANCE SHEET

DECEMBER 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$235,927
Accounts receivable	876,134
Total current assets	1,112,061

Property and equipment, net	41,487

Total assets	$1,153,548

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$19,223
Accrued compensation and benefits	292,985
Line of credit	23,708
Notes payable	48,468
Total current liabilities	384,384

Commitments and contingencies (Notes 5 & 6)

Stockholders’ equity:
Common stock, par value at $0.01, 10,000 shares authorized,	32
3,191 shares issued and outstanding
Accumulated earnings	769,132
Total stockholders’ equity	769,164

Total liabilities and stockholders’ equity	$1,153,548

BACKBONE ENTERPRISES, INC.

STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2018

Net revenues	$2,875,831
Cost of revenues	2,099,522
Gross profit	776,309

Selling, general, and administrative expenses	558,463
Income from operations	217,846

Other income (expense):
Interest expense	(1,266)
Total other income (expense)	(1,266)

Income before provision for income taxes	216,580

Income and franchise tax expense	-

Net income	$216,580

BACKBONE ENTERPRISES, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2018

				Total
	Common Stock		Accumulated	Stockholders’
	Shares	Amount	Earnings	Equity

Balance at December 31, 2017	3,191	$32	$552,551	$552,583
Net income	-	-	216,580	216,580

Balance at December 31, 2018	3,191	$32	$769,132	$769,164

BACKBONE ENTERPRISES, INC.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2018

Cash flows from operating activities:
Net income	$216,580
Adjustments to reconcile net income to net
cash used in operating activities:
Depreciation expense	24,577
Changes in operating assets and liabilities:
Accounts receivable	(494,313)
Prepaid and other current assets	191
Accounts payable and accrued expenses	(18,541)
Accrued compensation and benefits	130,741

Net cash used in operating activities	(140,765)

Cash flows from investing activities	-

Cash flows from financing activities:
Repayments on line of credit	(1,250)
Repayments on notes payable	(49,164)

Net cash used in financing activities	(50,414)

Net decrease in cash and cash equivalents	(191,179)

Cash and cash equivalents, beginning of year	427,106

Cash and cash equivalents, end of year	$235,927

Supplemental disclosures of cash flow information:
Interest paid	$1,266

BACKBONE ENTERPRISES, INC.

Notes to Financial Statements

December 31, 2018

1. Basis of Presentation and Significant Accounting Policies

Description of Business

Backbone Enterprises, Inc. (the “Company” or “Backbone”), a subchapter S corporation, is engaged in the business of information security, risk management and compliance. Backbone helps organizations manage their information security through professional services and consulting engagements.

Presentation of Financial Statements

The accompanying audited financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), as defined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, these estimates may ultimately differ from actual results. Significant items subject to such estimates and assumptions include the amount and period of revenue recognition; the useful lives of long-lived assets; allowances for doubtful accounts; income taxes and other contingencies.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents (Note 6).

Accounts Receivable

The Company reports accounts receivable at net realizable value. The Company maintains an allowance for doubtful accounts for estimated losses resulting from amounts that will not be collected. The Company calculates the allowance based on a specific analysis of past due balances and historical collections. Accounts receivable are charged off against the allowance for doubtful accounts when it is determined that the receivable is uncollectible. Management believes that no accounts receivable are uncollectible at December 31, 2018.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation of the property and equipment is provided using the straight-line method over the assets’ estimated economic lives, which range from three to five years. Expenditures for maintenance and repairs are charged to expense as incurred.

Fair Value of Financial Instruments

Financial instruments consist principally of cash equivalents, accounts receivable, and accounts payable. The Company believes that the recorded values of all financial instruments approximate their current fair values because of their nature and relatively short maturity dates or durations.

Revenue Recognition

The Company derives its revenue from cyber security professional consulting services. The Company commences revenue recognition when all of the following conditions are satisfied:

BACKBONE ENTERPRISES, INC.

Notes to Financial Statements

December 31, 2018

•there is persuasive evidence of an arrangement;

•the service has been or is being provided to the customer;

•the collection of the fees is reasonably assured; and

•the amount to be paid by the customer is fixed or determinable.

For arrangements with multiple elements, management allocates total consideration to the deliverables that qualify as accounting units based on an estimated selling price.

Consulting services contracts are on either a fixed fee or a time and materials basis. For fixed fee arrangements, revenue is recognized using the proportional performance method. For time and materials arrangements, revenues are recognized as the services are rendered.

Income and Franchise Taxes

The Company is a subchapter S corporation and is not subject to federal income taxes. The taxable income of the Company is included in the individual income tax returns of its stockholders. However, the Company may be required to pay state income taxes based on its apportioned net income or pay state franchise fees based on its apportioned gross receipts. Based on its evaluation of uncertain tax positions, management has concluded that there are no significant uncertain tax positions requiring recognition in the accompanying financial statements, nor have the stockholders been assessed interest or penalties by any major tax jurisdictions. Income tax returns for 2016-2018 are subject to examination by federal tax authorities.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial reporting requirements and those imposed under federal and state tax laws. Deferred taxes are provided for timing differences in the recognition of revenue and expenses for income tax and financial reporting purposes and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and liabilities. Realization of the deferred tax asset is dependent on generating sufficient taxable income in future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

2. Recent Accounting Pronouncements

In May 2014, the FASB issued guidance which provides a single, comprehensive accounting model for revenue arising from contracts with customers. This guidance supersedes most of the existing revenue recognition guidance, including industry-specific guidance. Under this model, revenue is recognized at an amount that a company expects to be entitled to upon transferring control of goods or services to a customer, as opposed to when risks and rewards transfer to a customer. The new guidance also requires additional disclosures about the nature, timing and uncertainty of revenue and cash flow arising from customer contracts, including significant judgments and changes in judgments. Considering the one-year delay in the required adoption date for the guidance as issued in July 2015, the new guidance is effective for the Company beginning in 2019 and may be applied retrospectively to all prior periods presented or through a cumulative adjustment to the opening retained earnings balance in the year of adoption. Management has evaluated its existing revenue recognition policies and determined there will be no material impact to the financial statements upon the adoption of this standard.

In February 2016, the FASB issued a new accounting standard on leasing. The new standard requires companies to record most leased assets and liabilities on the balance sheet, and also proposes a dual model for recognizing expense. This guidance is effective in the first quarter of 2021 with early adoption permitted. Management has evaluated the impact of adopting this guidance and is preparing for the changes

BACKBONE ENTERPRISES, INC.

Notes to Financial Statements

December 31, 2018

to be made to the financial statements. Management expects the adoption of these accounting changes will materially increase assets and liabilities but will not have a material impact on net income or equity.

In August 2016, the FASB issued a new accounting standard which is intended to reduce the existing diversity in practice in how certain cash receipts and cash payments are classified in the statement of cash flows. This guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years with early adoption permitted, provided that all of the amendments are adopted in the same period. Management expects the adoption of these accounting changes will not have a material impact on the financial statements.

In January 2017, the FASB issued a new accounting standard which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. This guidance will be effective for the Company for the year ending December 31, 2019 and interim reporting periods within that year. Early adoption is permitted for transactions that have not been reported in financial statements that have been issued or made available for issuance. Management expects the adoption of these accounting changes will not have a material impact on the financial statements.

3. Property and Equipment

A summary of property and equipment follows:

Autos	$150,105
Less accumulated depreciation	(108,618)

$41,487

Depreciation expense for property and equipment amounted to $24,577 for the year ended December 31, 2018.

The Company has two notes payables that are collateralized by autos.  Related notes bear interest at rates ranging between 3.75% and 3.875% and monthly payments aggregate $1,742.  As of December 31, 2018, outstanding balances totaled $48,468.

4. Line of Credit

On December 29, 2017, the Company entered into a one-year line of credit agreement with North Star Bank. Under this agreement, the Company could borrow up to $300,000 at an interest rate of the bank’s prime plus 0.75% (6.25% as of December 31, 2018). Interest is paid monthly. The line of credit is collateralized by the Company’s accounts receivable, inventory, property and equipment, and is guaranteed by the stockholders of the Company.

Interest charges associated with the line of credit totaled $1,266 for the year ended December 31, 2018.

On December 29, 2018, the line of credit was renewed under substantially the same terms through December 2019 and expired.

5. Commitments and Contingencies

Operating Leases

BACKBONE ENTERPRISES, INC.

Notes to Financial Statements

December 31, 2018

The Company leases its corporate offices under an operating lease. The original term was 25 months from a commencement date of March 2016. In 2018, a new lease agreement was entered into with a term of 38 months. Rent expense for the year ended December 31, 2018 was $87,335.

Future, non-cancellable operating lease commitments under these lease agreements are as follows for the year ended December 31, 2018:

2019	$44,988
2020	46,830
2021	27,944

$119,762

Legal Contingencies

From time-to-time, the Company may be involved in certain legal proceedings. The Company accrues a liability for the estimated loss when a loss is considered probable and the amount of loss can be reasonably estimated. As of December 31, 2018, the Company has no accrued liabilities for such matters.

6.Concentrations

Major Customer

For the year ended December 31, 2018, there was one customer that generated at least 10% of the Company’s revenues. This customer represented approximately 37% of revenues. As of December 31, 2018, net accounts receivable due from this customer totaled approximately $250,000.

Financial Institutions

The Company maintains its cash balances at a single financial institution. Balances held by this institution are insured by the Federal Deposit Insurance Corporation for up to $250,000. The Company’s cash balances may exceed such insured limits. The Company reduces its exposure to credit risk by monitoring the financial stability of the institution.

7. Subsequent Events

Management has evaluated subsequent events through January 14, 2020, the date the financial statements were available to be issued.

On October 31, 2019, CynergisTek, Inc. acquired all the outstanding stock of the Company for approximately $5.5 million in cash, 491,804 shares of CynergisTek, Inc. common stock, and contingent earn-out fees payable to the sellers up to $4.0 million.